UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________________________________
FORM 8-K
________________________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): November 13, 2024
________________________________________________________
SYNAPTICS INCORPORATED
(Exact name of Registrant as Specified in Its Charter)
________________________________________________________

Delaware	000-49602	77-0118518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1109 McKay Drive
San Jose, California		95131
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: 408 904-1100
_______________________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SYNA	NASDAQ Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On November 13, 2024, Synaptics Incorporated (“Synaptics” or the “Company”) announced its plans to enter into an amended and restated credit facility. Synaptics is party to a second amended and restated credit agreement (the “Credit Agreement”) which provides for a revolving credit facility in a principal amount of up to $250.0 million (the “Revolving Credit Facility”) and a $600.0 million incremental term loan facility. The Company expects to enter into an amendment and restatement to its Credit Agreement (the “Amended and Restated Credit Agreement”) that will govern its Revolving Credit Facility to, among other changes, extend the maturity date of the Revolving Credit Facility to be the earlier of (i) the fifth anniversary of the closing of the amendment and (ii) ninety one (91) days prior to any maturity of the Company’s 4.000% senior notes due 2029. Clause (ii) will not apply if the Company has Liquidity (to be defined in the Amended and Restated Credit Agreement) in an amount of at least $100,000,000 in excess of the amount that would be required to be paid on such date. The Amended and Restated Credit Agreement will be arranged by a syndicate of financial institutions and will, among other things, also increase the Revolving Credit Facility from $250.0 million to $350.0 million.

The Company expects that the Amended and Restated Credit Agreement will be substantially similar to its existing Credit Agreement and will contain customary covenants and conditions that may, among other things, limit the Company’s ability to incur additional indebtedness, incur liens on assets, make investments, dispose of assets, enter into certain transactions with affiliates, designate restricted subsidiaries as unrestricted subsidiaries or pay dividends and make distributions. The Company also expects that its Amended and Restated Credit Agreement will offer greater flexibility compared to its existing Credit Agreement.

The Company intends to use the proceeds from the Amended and Restated Credit Agreement for general corporate purposes, including to fund working capital. As the Company has not yet entered into any commitments with respect to the Amended and Restated Credit Agreement, the terms of the Company’s financing arrangements remain under discussion, and are subject to change, including as a function of market conditions.

Forward-Looking Statements

This Current Report on Form 8-K includes forward-looking statements, including statements regarding the anticipated terms of the proposed Amended and Restated Credit Agreement, the execution and timing of the proposed Amended and Restated Credit Agreement, the intended use of the proceeds and the anticipated terms of, and the effects of entering into, the financing arrangements described above. Forward-looking statements represent Synaptics’ current expectations regarding future events and are subject to known and unknown risks and uncertainties that could cause actual results to differ materially from those implied by the forward-looking statements. Among those risks and uncertainties are market conditions and volatility and uncertainty in the financial markets, including potential fluctuations in market interest rates, Synaptics’ ability to access debt and capital markets, Synaptics’ ability to make required payments under its financing arrangements and to comply with the various requirements of Synaptics’ indebtedness and other risks relating to Synaptics’ business, including those described in periodic reports that Synaptics files from time to time with the SEC. Synaptics may not enter into the proposed Amended and Restated Credit Agreement described in this Current Report on Form 8-K and, if the proposed Amended and Restated Credit Agreement is entered into, cannot provide any assurances regarding the final terms of the proposed Amended and Restated Credit Agreement or its ability to effectively apply the net proceeds as described above. The forward-looking statements included in this Current Report on Form 8-K speak only as of the date of this Current Report on Form 8-K, and Synaptics does not undertake to update the statements included in this Current Report on Form 8-K for subsequent developments, except as may be required by law.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SYNAPTICS INCORPORATED

Date:	November 13, 2024	By:	/s/ Lisa Bodensteiner
Lisa Bodensteiner Senior Vice President, Chief Legal Officer and Secretary